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Exhibit 10.14.2

ALLOS THERAPEUTICS, INC.

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

PAUL L. BERNS

        This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Second Amendment") is made and entered into as of March 2, 2011, by and between Allos Therapeutics, Inc., a Delaware corporation (the "Company"), and Paul L. Berns ("Employee").

RECITALS:

        WHEREAS, the Company and Employee entered into a Second Amended and Restated Employment Agreement dated December 13, 2007 (the "Employment Agreement"); and

        WHEREAS, modifications are needed to bring the Employment Agreement into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee hereby agree as follows:

  1.
  The following language shall be added to the end of Section 1(g) as a separate paragraph below Section 1(g)(v), and applicable to the entire Section 1(g):

            "Notwithstanding the foregoing, to the extent that the Company determines that any of the payments or benefits under this Agreement that are payable in connection with a Change in Control constitute deferred compensation under Code Section 409A that may only be paid on a qualifying transaction (that is, they are not "exempt" under Code Section 409A), the foregoing definition of Change in Control shall apply only to the extent the transaction also meets the definition used for purposes of Treasury Regulation Section 1.409A-3(a)(5), that is, as defined under Treasury Regulation Section 1.409A-3(i)(5)."

  2.
  Section 8(h) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

            "Release. Notwithstanding any provision herein to the contrary, the Company shall require that, prior to payment of any amount or provision of any benefit pursuant to subsections (d), (e) or (g) of this Section 8 (other than the Accrued Obligations) (the "Severance Payments"), Employee shall, within 60 days of Employee's termination, execute and allow to become effective a general release in favor of the Company and its subsidiaries and related parties in the form attached hereto as Exhibit B. The Severance Payments shall not be paid prior to the 60th day following Employee's termination. On the 60th day following Employee's termination, the Company will pay Employee in a lump sum the Severance Payments that Employee would have received on or prior to such date under the original schedule, with the balance of the Severance Payments being paid as originally scheduled."

  3.
  Section 8(i) shall be added to the Employment Agreement as follows:

            "Separation From Service. Notwithstanding any provision herein to the contrary, no Severance Payments shall be made unless the termination triggering the Severance Payments constitutes a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h)."

  4.
  The following language shall be added to the last sentence of Section 9(a) of the Employment Agreement:

            ", with such reduction occurring first with respect to amounts that are not "deferred compensation" within the meaning of Code Section 409A and then with respect to amounts that are.

  5.
  Except as modified herein, the terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

  6.
  Any waiver, alteration, amendment or modification of any of the terms of this Second Amendment shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors of the Company.

  7.
  THIS SECOND AMENDMENT AND ALL DISPUTES RELATING TO THIS SECOND AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF COLORADO AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN COLORADO RESIDENTS ENTERED INTO AND PERFORMED ENTIRELY IN COLORADO. THE COMPANY AND EMPLOYEE AGREE THAT THIS SECOND AMENDMENT CONSTITUTES THE MINIMUM CONTACTS TO ESTABLISH PERSONAL JURISDICTION IN COLORADO AND AGREE TO COLORADO COURT'S EXERCISE OF PERSONAL JURISDICTION. THE COMPANY AND EMPLOYEE FURTHER AGREE THAT ANY DISPUTES RELATING TO THIS SECOND AMENDMENT SHALL BE BROUGHT IN THE COURTS LOCATED IN THE STATE OF COLORADO.

  8.
  If any contest or dispute shall arise under this Second Amendment, each party hereto shall bear its own legal fees and expenses, provided, however, that in the event Employee prevails with respect to a substantial aspect of such contest or dispute, the Company shall be required to reimburse Employee for reasonable legal fees and expenses incurred by him in connection therewith.

  9.
  This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Second Amendment may be by actual or facsimile signature.

        IN WITNESS WHEREOF, the undersigned have executed this Second Amendment to Second Amended and Restated Employment Agreement as of the date first written above.

THE COMPANY: ALLOS THERAPEUTICS, INC.
By:	/s/ Marc H. Graboyes
Name:	Marc H. Graboyes
Title:	Senior Vice President, General Counsel and Secretary
EMPLOYEE:
/s/ Paul L. Berns PAUL L. BERNS

Signature Page to Second Amendment to
Second Amended and Restated Employment Agreement

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